Exhibit 99.2
Copyright © 2025 Harmony Biosciences. All rights reserved. Q4 & FY 2024 Financial Results & Business Update February 25, 2025

Forward-Looking Statements This presentation includes forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in these materials or elsewhere, including statements regarding Harmony Biosciences Holdings, Inc.’s (the “Company”) future financial position, preliminary financial results, business strategy and plans and objectives of management for future operations, should be considered forward-looking statements. Forward-looking statements use words like “believes,” “plans,” “expects,” “intends,” “will,” “would,” “anticipates,” “estimates,” “may,”“could,” “might,” “continue,” “potential,” and similar words or expressions in discussions of the Company’s future operations, financial performance or the Company’s strategies, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on current expectations or objectives that are inherently uncertain. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expressed or implied forwarding-looking statements, including, but not limited to the risk factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2025 and its other filings with the SEC. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. This presentation includes information related to market opportunity as well as cost and other estimates obtained from internal analyses and external sources. The internal analyses are based upon management’s understanding of market and industry conditions and have not been verified by independent sources. Similarly, the externally sourced information has been obtained from sources the Company believes to be reliable, but the accuracy and completeness of such information cannot be assured. Neither the Company, nor any of its respective officers, directors, managers, employees, agents, or representatives, (i) make any representations or warranties, express or implied, with respect to any of the information contained herein, including the accuracy or completeness of this presentation or any other written or oral information made available to any interested party or its advisor (and any liability therefore is expressly disclaimed), (ii) have any liability from the use of the information, including with respect to any forward-looking statements, or (iii) undertake to update any of the information contained herein or provide additional information as a result of new information or future events or developments. This presentation concerns product candidates that are or have been under clinical investigation and which have not yet been approved for marketing by the U.S. Food and Drug Administration, European Medicines Agency or other foreign regulatory authorities. These product candidates are currently limited by U.S. Federal law to investigational use, and no representations are made as to their safety or effectiveness for the purposes for which they are being investigated. 2

SLEEP/WAKE

Extending Our Leadership Position

- Initiating Phase 3 registrational trials of Pitolisant HD in narcolepsy & IH Q4 ‘25
- Initiating pivotal BE study of Pitolisant GR Q1 ‘25; topline data readout Q3 ‘25
- Provisional IP for Pitolisant HD & GR out to 2044 to extend franchise
- Potential best-in-class orexin-2 agonist (BP1.15205) data at SLEEP 2025

NEURO BEHAVIORAL

Next Major Clinical Catalyst

- On track for topline data readout of Phase 3 registrational trial of ZYN002 in Fragile X syndrome in Q3 2025
- Plan to initiate Phase 3 registrational trial in 22q deletion syndrome in Q4 2025

EPILEPSY

Most Advanced 5-HT2 Development Program

- EPX-100: validated MOA
- Ongoing Phase 3 registrational trial in Dravet syndrome; topline data in 2026
- Phase 3 registrational trial in Lennox-Gastaut syndrome initiated Q4 2024

Innovation driving growth of the portfolio

HARMONY BIOSCIENCES

Harmony Biosciences data on file.

$168.4 $201.3 HIGHLIGHTS  Q4 ‘24 represented the highest quarter of Net Revenue in our history, $201.3M  FY ‘24 Net Revenue of $714.7M  Durable double-digit sales growth continued through year five on the market  $576M of Cash and cash equivalents on the Balance Sheet 2025 Full Year Guidance of $820-$860M Q4 ‘23 Q4 ‘24 Q4 ‘24 WAKIX Net Revenue ($M) WAKIX® Net Revenue Performance 4 20% Confident in WAKIX being a potential $1B+ opportunity in narcolepsy alone $582.0 $714.7 Confident in WAKIX being a potential $1B+ opportunity in narcolepsy alone FY ‘23 FY ‘24 23% FY ‘24 WAKIX Net Revenue ($M)

+300 +400 +300 +300 +100 +400 +300 +300 +200 +350 +350 +350 +150 +250 +250 +300 0 1000 2000 3000 4000 5000 6000 7000 8000 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Average # of Patients Net Patient Additions Column1 Meaningfully Differentiated Product Profile Key Driver in Strong Durable Growth in Patients on WAKIX® 5 Q4 24 Highlights More unique prescribers of WAKIX® than sodium oxybate Strong market access coverage (>80%) – even with the availability of generic and new 1 oxybate options ~Average # of Patients on WAKIX ~Approximate Patient Counts ~7,100 1. Net Patient Additions based on previously disclosed quarterly average number of patients on WAKIX ~7,100 Average number of patients on WAKIX and growing On our way to a $1B+ opportunity in adult narcolepsy

Pitolisant Franchise: Patient-Centric Drug Development Building Our Leadership Position in Sleep/Wake

NARCOLEPSY UNMET NEEDS	WAKIX®*	Pitolisant GR	Pitolisant HD
75% Residual symptoms[1]			Higher dose, enhanced efficacy
60% Report fatigue[2]			Fatigue indication
100% Products require titration; 33% Don't achieve clinical benefit		No titration	No titration
88% Report GI disturbances[3,4]; 1 in 5 Cite nausea as a side effect[5]		Gastro-resistant coating	Gastro-resistant coating
56% Cite frustration with side effects[6]	Well tolerated; safety profile	Well tolerated; safety profile	Well tolerated; safety profile
1 Only 1 FDA-approved treatment indicated for EDS and cataplexy	EDS and Cataplexy	EDS and Cataplexy	EDS and Cataplexy
100% FDA-approved treatments are scheduled (CII – CIV)	Non-scheduled	Non-scheduled	Non-scheduled

1. McCullough et al. Novel treatment options in narcolepsy, Chicago Rush Memorial Center - SLEEP 2019 Abstract; 2. Droogleever et al. (2012). Severe fatigue in narcolepsy with cataplexy. Sleep, 21(2), 163-169; 3. Barateau et al., Dauvilliers, 2019; 4. Wang et al., 2023; 4. Zhan et al., 2023; 5. Postmarketing study; 6. Versta Research, Know Narcolepsy Survey ("Know Narcolepsy"), October 2018; * WAKIX attributes based on FDA-approved adult narcolepsy product labelling.

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HARMONY BIOSCIENCES

Pitolisant Franchise Poised to Drive Durable Patient and Revenue Growth to the Mid-2040s

2019 · 2026 · 2028 · 2030 · 2040

WAKIX® (LOE Q1 2030*)
$1B+ foundation in narcolepsy alone

PITOLISANT GR (TARGET PDUFA DATE 2026)
Expands pitolisant patient base
Potential $300–$500M Opportunity

PITOLISANT HD (TARGET PDUFA DATE 2028)
Grows pitolisant patient base and extends pitolisant franchise
Potential $1B+ opportunity in narcolepsy alone

- Two meaningfully differentiated product profiles building off WAKIX with PDUFAs prior to LOE
- Provisional patents filed out to 2044 to extend durable patient and net revenue growth
  - Pursuing other indications (IH, DM1) to drive incremental patient, net revenue growth

- **Pitolisant franchise strengthens leadership position in sleep/wake**
- **Poised to deliver durable patient growth and significant revenue to the mid 2040s**

*On track toward pediatric exclusivity – WAKIX LOE would be Q3 2030

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HARMONY BIOSCIENCES

Innovative Late-Stage Pipeline


PRODUCT / INDICATION
PRE-IND
PHASE 1
PHASE 2
PHASE 3
REGULATORY FILING
MARKETED PRODUCT
Sleep/Wake
WAKIX®
EDS in Narcolepsy (Adults)
Cataplexy in Narcolepsy (Adults)
EDS in Narcolepsy (Pediatric)
Pitolisant
Prader-Willi Syndrome (PWS)
Myotonic Dystrophy (DM1)
Pitolisant Gastro-Resistant (GR)
Pitolisant High-Dose (HD)
BP1.15205 (Orexin-2 Receptor Agonist)
Sleep/Wake Disorders
HBS-102
PWS
Neurobehavioral
ZYN-002 (Cannabidiol Gel)
Fragile X Syndrome (FXS)
22q11.2 Deletion Syndrome (22q)
Rare Epilepsy
EPX-100 (Clemizole Hydrochloride)
Dravet Syndrome (DS)
Lenox-Gastaut Syndrome (LGS)
EPX-200 (Lorcaserin)
Developmental and Epileptic Encephalopathies (DEE)

3 CNS FRANCHISES | **8** ASSETS | **13** DEVELOPMENT PROGRAMS* | **6** PHASE 3 PROGRAMS BY YEAR END

*includes additional ongoing clinical and regulatory programs

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HARMONY BIOSCIENCES

2025 Anticipated Catalysts 9 2Q25 BP1.15205 (OX2R agonist) • Preclinical data presentation at SLEEP 2025 • IMPD submission (IND submission 2H) 3Q25 ZYN002 FXS Phase 3 Registrational Trial topline data readout Pitolisant GR Pivotal BE study readout 4Q25 Pitolisant HD Initiation of Phase 3 registrational trials in narcolepsy and idiopathic hypersomnia (IH) Late-stage pipeline driving a catalyst-rich 2025 KEY TAKEAWAY

BP1.15205: Potential Best-in-Class Orexin 2 Receptor (OX2R) Agonist 10 TEIJIN Tokyo-based Pharma; innovator of TPM-1116 (now BP1.15205) UNIQUE STRUCTURE/CHEMICAL SCAFFOLD Differentiated from other known OX2R agonist chemical structures CLINICAL POTENTIAL • Potency and selectivity • Potent on-target effects • Potentially better AE profile • Once-daily dosing PRECLINICAL DATA PRESENTATION AT SLEEP IN JUNE Preclinical safety and efficacy data presentation at SLEEP 2025 meeting in June Preclinical Safety and Efficacy Data Presentation at SLEEP 2025 OREXIN CLASS Next wave of Sleep/Wake therapeutic innovation

ZYN002: Potential for First Approved Treatment of Fragile X Syndrome

Topline Data Readout from Phase 3 Registrational Trial, RECONNECT Study: 3Q 2025

ZYN002: INNOVATIVE PRODUCT PROFILE

Purely synthetic cannabidiol (CBD); devoid of THC; Permeation enhanced gel

LEAD PROGRAM IN FRAGILE X SYNDROME (FXS)

Additional opportunity in related disorder, 22q deletion syndrome (22q)

MARKET OPPORTUNITY

~80,000 patients in the US with FXS; similar for 22q; Worldwide rights

VERY HIGH UNMET NEED

No approved products for FXS or 22q

Would be first approved treatment for patients with FXS

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HARMONY BIOSCIENCES

Pitolisant HD: Phase 3 Registrational Trials in Narcolepsy and IH in Q4 2025 12 Initiation of Phase 3 Registrational Trials of Pitolisant HD in Narcolepsy and IH OPTIMIZED PK PROFILE AND HIGHER DOSE • Designed to address the need for greater efficacy in EDS and other symptoms in patients with central disorders of hypersomnolence PROVISIONAL IP FILED TO EXTEND PITOLISANT FRANCHISE INTO 2040’S PROGRAMS TO PURSUE A DIFFERENTIATED LABEL Fatigue in narcolepsy; sleep inertia in idiopathic hypersomnia NARCOLEPSY AND IH PHASE 3 REGISTRATIONAL TRIALS TO BE INITIATED Q4 2025 Topline data readout anticipated 2027; PDUFA targeted for 2028

EPX-100: Most Advanced and Differentiated 5HT2 (serotonin) Agonist Development Program



EPX-100

PROVEN MoA

Established serotonergic mechanism of action – confirmed via highly predictive zebra-fish model

PROVEN SAFETY

- Clemizole was marketed for ~ 20 yrs with no significant safety and/or tolerability signals from post marketing exposure
- Emerging safety and tolerability profile from the Phase 3 study in DS is promising; no need for special laboratory or cardiac monitoring required

DOSING REGIMEN

BID dosing; very important clinical consideration for patients with DEEs

ADVANCED CLINICAL DEVELOPMENT

- Actively enrolling patients in US and EU in a Phase 3 registrational trial in Dravet syndrome; Topline data in 2026
- Initiated Phase 3 registrational study in LGS in Q4 2024; topline Data in 2026

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HARMONY BIOSCIENCES

Financial Highlights Net Product Revenue Non-GAAP Adjusted Net Income(1) Cash, Cash Equivalents & Investments $168.4 $201.3 Q4 2023 Q4 2024 $42.8 $63.0 $582.0 $714.7 2023 YTD 2024 YTD $188.4 $233.9 2023 YTD 2024 YTD $425.6 $453.6 $504.7 $576.1 Dec 31 '24 (1) Non-GAAP Adjusted Net Income= GAAP Net Income excluding non-cash interest expense, depreciation, amortization, stock-based compensation, other non-operating items and tax effect of these items 20% 23% 24% (In millions, USD) Three Months Ended December 30, 2024 Q4 2023 Q4 2024 47% Twelve Months Ended December 30, 2024 14 14 $434.1 Dec 31 ‘23 Mar 31 ‘24 Jun 30 ‘24 Sep 30 ‘24 +$71

Financial Summary NM denotes not meaningful % change (1) Includes upfront licensing fee of $25.5M related to the 2024 Bioprojet Sublicense Agreement and IPR&D charge of $17.1M related to the acquisition of Epygenix for the twelve months ended December 31, 2024 (In millions, USD) Totals may not foot due to rounding Three Months Ended December 31, % Change Twelve Months Ended December 31, % Change 2024 2023 2024 2023 Net Product Revenue $201.3 $168.4 20% $714.7 $582.0 23% Cost of Product Sold 54.4 43.2 26% 156.8 121.2 29% Total Operating Expenses $91.1 $85.1 7% $367.1 $268.8 37% R&D Expense (1) 34.7 30.3 14% 145.8 76.1 92% S&M Expense 27.6 26.9 3% 110.9 97.4 14% G&AExpense 28.9 27.9 4% 110.4 95.3 16% Net Income $49.5 $26.6 86% $145.5 $128.9 13% Cash, cash equivalents & investments $576.1 15

GAAP vs NON-GAAP Reconciliation

(In millions, USD) Totals may not foot due to rounding	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2024	2023	2024	2023
GAAP net income	**$49.5**	**$26.6**	**$145.5**	**$128.9**
Non-cash interest expense[1]	0.2	0.2	0.7	3.2
Depreciation	0.0	0.2	0.3	0.5
Amortization[2]	6.0	6.0	23.8	23.8
Stock-based compensation expense	9.9	8.9	42.7	31.2
Licensing fee and milestone payments[3]	-	-	26.5	0.8
Loss on debt extinguishment[6]	-	-	-	9.8
Transaction related costs[4]	-	9.8	17.1	9.8
Income tax effect related to Non-GAAP adjustments[5]	(2.4)	(8.8)	(22.7)	(19.6)
Non-GAAP adjusted net income	**$63.0**	**$42.8**	**$233.9**	**$188.4**
GAAP net income per diluted share	**$0.85**	**$0.45**	**$2.51**	**$2.13**
Non-GAAP adjusted net income per diluted share	**$1.08**	**$0.73**	**$4.04**	**$3.12**
Weighted average number of shares of common stock used in non-GAAP diluted per share	58,218,052	58,853,292	57,869,915	60,372,397

(1) Includes amortization of deferred finance charges.
(2) Includes amortization of intangible asset related to WAKIX.
(3) Amount represents upfront licensing fee incurred upon closing the 2024 Bioprojet Sublicense Agreement and milestones related to HBS102 in September 2024 and March 2023.
(4) Includes IPR&D charge related to the acquisition of Epygenix.
(5) Calculated using the reported effective tax rate for the periods presented less impact of discrete items.
(6) Includes loss on extinguishment of the Blackstone Credit Agreement.

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HARMONY BIOSCIENCES

17 Commitment to patients Addressing unmet medical needs Delivering meaningful treatment options Helping patients thrive DELIVER ON PROMISE TO PATIENTS Innovative Catalyst-rich pipeline Profitable biotech company Meaningful investment opportunity DELIVER STONG VALUE TO SHAREHOLDERS company/harmonybiosciences/ @harmonybio harmony_biosciences www.harmonybiosciences.com